UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

The Parent Company

(Exact name of registrant as specified in its charter)

Colorado	1-32577	65-0797093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 17th Street, Suite 1300

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 228-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2008, the registrant and its subsidiaries, BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers (collectively with the registrant, the “Borrowers”), eToys Direct 1, LLC, eToys Direct 2, LLC, eToys Direct 3, LLC and Gift Acquisition, L.L.C., as guarantors (the “Guarantors” and, collectively with the Borrowers, the “Loan Parties”), and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and sole lender (“CIT”), entered into a letter agreement dated December 10, 2008 relating to an existing event of default under the credit agreement dated as of October 27, 2007, as amended, resulting from the Borrowers’ inability to repay an overadvance. Pursuant to the letter agreement, CIT agreed to continue to make revolving loans to the Borrowers, permit the overadvance to remain outstanding, and forbear from exercising its default-related rights and remedies until the earliest of (i) December 12, 2008, (ii) occurrence of any additional default or event of default under the credit agreement (other than the existing event of default), (iii) the failure of any Loan Party or D. E. Shaw Laminar Lending, Inc. (“Laminar Lending”) to comply with their obligations under the letter agreement or that certain letter agreement dated December 11, 2008 between CIT and Laminar Lending, respectively, and (iv) the taking of any action by or on behalf of Laminar Lending to repudiate or revoke (or attempt to repudiate or revoke) or contest the validity or enforceability of the Limited Guaranty of the obligations under the credit agreement made by Laminar Lending in favor of CIT. To induce CIT to enter into the letter agreement, the Loan Parties made certain representations, warranties and covenants to CIT, including, among others, to not permit the outstanding principal amount of the revolving loans to exceed certain maximum principal balances or permit the amount of the overadvance to exceed certain maximum amounts, in each case as of specified dates through December 12, 2008.

On December 12, 2008, CIT assigned its interest in the outstanding loan to D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar Portfolios”), and the Loan Parties, CIT, as existing lender, administrative agent and collateral agent under the credit agreement, Laminar Lending, Laminar Portfolios, as successor lender under the credit agreement, and D. E. Shaw Laminar Lending 3 (C), L.L.C., as successor administrative agent and collateral agent under the credit agreement (the “Successor Agent”), entered into an assignment and acceptance agreement relating to the revolving commitment and outstanding loans under the credit agreement. On the terms and subject to the conditions set forth in the assignment and acceptance agreement, effective as of December 12, 2008, (i) Laminar Portfolios purchased and assumed all of CIT’s rights and obligations, as existing lender, in and to the revolving commitment and all outstanding revolving loans under the credit agreement, (ii) CIT resigned as administrative agent and collateral agent under the credit agreement and related loan documents, (iii) Laminar Portfolios and the Loan Parties appointed the Successor Agent as administrative agent and collateral agent under the credit agreement and related loan documents, and (iv) the Successor Agent accepted the assignment of all estates, liens, properties, rights, powers and duties of CIT, as existing administrative agent and collateral agent, under the loan documents (other than certain surviving rights of CIT thereunder). In consideration for the assignment of the revolving loans, Laminar Portfolios paid CIT an aggregate amount of $11,971,501.62, representing the outstanding principal balance of such loans, together with accrued and unpaid interest thereon, and related commitment fees and wire transfer fees.

The foregoing descriptions of the letter agreement and the assignment and acceptance agreement do not purport to be complete and are qualified in their entirety by reference to the copies of such letter agreement and assignment and acceptance agreement filed as Exhibits 10.1 and 10.2, respectively, to this report, which are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2008, Barry Hollingsworth, the registrant’s Chief Financial Officer, was put on administrative leave with pay. Mike Wagner, the registrant’s Chief Executive Officer, has assumed the role of Acting Chief Financial Officer during Mr. Hollingsworth’s leave of absence.

Item 8.01	Other Events.

As previously reported, the registrant has experienced a significant reduction in revenues that has adversely affected current results of operations and liquidity. This reduction is the result of recent industry and macroeconomic conditions, including weak consumer confidence and spending, along with credit limitations imposed by the registrant’s vendors and lenders, which has resulted in our being unable to obtain appropriate levels of inventory to support consumer demand through the holiday season. These developments impact the registrant’s liquidity and consequently raise substantial doubt about the registrant’s ability to continue as a going concern.

The registrant continues to pursue a variety of strategic initiatives and restructuring alternatives, including a potential sale of all or a portion of its business, and/or seeking protection of the bankruptcy courts. The registrant continues to monitor working capital availability and capital resources, and the registrant’s ability to maintain working capital and capital resources will have a significant impact on the ultimate resolution of the registrant’s current liquidity situation and the timing of any potential actions in response to the situation. There can be no assurance that the registrant will successfully be able to resolve its current liquidity situation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement dated December 10, 2008 and effective December 11, 2008, among The Parent Company, the additional Borrowers named therein, the Guarantors named therein, and The CIT Group/Business Credit, Inc. as administrative agent, collateral agent and sole lender.

10.2	Assignment and Acceptance Agreement dated as of December 12, 2008, among The Parent Company, the additional Borrowers named therein, the Guarantors named therein, The CIT Group/Business Credit, Inc., as existing administrative agent, collateral agent and sole lender, D. E. Shaw Laminar Portfolios, L.L.C., as successor lender, D. E. Shaw Laminar Lending 3 (C), L.L.C., as successor administrative agent and collateral agent, and D. E. Shaw Laminar Lending, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parent Company

December 17, 2008	By:	/s/ Michael J. Wagner
	Name:	Michael J. Wagner
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement dated December 10, 2008 and effective December 11, 2008, among The Parent Company, the additional Borrowers named therein, the Guarantors named therein, and The CIT Group/Business Credit, Inc. as administrative agent, collateral agent and sole lender.

10.2	Assignment and Acceptance Agreement dated as of December 12, 2008, among The Parent Company, the additional Borrowers named therein, the Guarantors named therein, The CIT Group/Business Credit, Inc., as existing administrative agent, collateral agent and sole lender, D. E. Shaw Laminar Portfolios, L.L.C., as successor lender, D. E. Shaw Laminar Lending 3 (C), L.L.C., as successor administrative agent and collateral agent, and D. E. Shaw Laminar Lending, Inc.